EXHIBIT 23(G)(1)


                               CUSTODIAN AGREEMENT
                                   FORUM FUNDS


         THIS AGREEMENT made as of this 16th day of February, 1999, between, Forum Funds, a Delaware business trust, with its principal place of business at Two Portland Square, Portland, Maine 04101 (hereinafter called the "Trust"), and Investors Bank & Trust Company, a Massachusetts trust company with its principal place of business in Boston, Massachusetts (hereinafter called the "Custodian").

         WHEREAS, the Trust desires that the securities and cash of certain of its separate series shall be hereafter held and administered by Custodian as the Trust's agent pursuant to the terms of this Agreement; and

         WHEREAS, the Custodian provides services in the ordinary course of its business which will meet the Trust's needs as provided for hereinafter;

         NOW, THEREFORE, in consideration of the mutual promises herein made, the Trust and the Custodian agree as follows:

SECTION 1.  DEFINITIONS

         (a) "Account" shall mean the applicable custodial account maintained by the Custodian on behalf of the Trust for each Fund. The Account of each Fund shall be separate from the Account of each other Fund and the assets of a Fund's Account shall not in any way be charged with the liabilities of any other Fund's Account.

         (b) "Bank" shall mean a bank as defined in Section 2(a)(5) of the 1940 Act.

         (c) "Fund" shall mean each of the separate series of the Trust as listed in Appendix A hereto and each other series of the Trust as may be made subject to this Agreement by a writing between the Trust and the Custodian.

         (d) "Securities" shall mean and include stocks, shares, bonds, debentures, notes, money market instruments, "foreign securities," as that term is defined in Rule 17f-5 under the 1940 Act, and other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

         (e) "Officers' Certificate" shall mean a request or direction in writing or a written confirmation of an oral request or direction signed in the name of the Trust by any two of the Officers of the Trust, the Chariman or any other persons duly authorized to sign by the Board of Trustees of the Trust.

         (f) "1940 Act" shall mean the United States Investment Company Act of 1940, as amended.

         (g) "Officer of the Trust" shall mean any President, Vice-President, Treasurer, Assistant Treasurer, Secretary of Assistant Secretary of the Trust.

         (h) "Securities Depository" means a clearing corporation registered under Section 17A of the Securities Exchange Act of 1934 which maintains a system for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

         (i) "Book-Entry securities" means securities issued by the Treasury of the United States of America and Federal agencies and instrumentalities of the United States of America that are maintained in the book-entry system provided by the Federal Reserve Banks.

         (j) "Book-Entry Account" means an account maintained by a Federal Reserve Bank.

SECTION 2.  CUSTODIAN AS AGENT

         The Custodian is authorized to act under the terms of this Agreement as the Trust's agent and to represent the Trust and a particular Fund of the Trust whenever acting within the scope of the Agreement.

SECTION 3.  NAMES, TITLES AND SIGNATURE OF FUND'S OFFICERS

         (a) An Officer of the Trust will certify to the Custodian the names, titles, and signatures of those persons authorized to sign the Officers' Certificates, as well as names of the Board of Trustees and the Executive
Committee. Said Officer, or his or her successor, will provide the Custodian with any changes which may occur from time to time.

         (b) The Custodian is authorized to rely and act upon written and manually signed instructions of any person or persons (if Custodain has been directed to act on the instructions of more than one person) identified on a separate list ("Authorized Persons") of those persons who may authorize the withdrawal of any portion of the cash or Securities contained in an Account furnished to the Custodian from time to time and signed by an Officer of the Trust and certified by its Secretary or an Assistant Secretary. The Trust will provide the Custodian with authenticated specimen signatures of all Authorized Persons.

         (c) The Custodian is further authorized to rely upon any instructions received by any other means and identified as having been given or authorized by any Authorized Person; regardless of whether such instructions shall in fact have been authorized or given by any such persons; provided, that,

         (i) the Custodian and the Trust shall have previously agreed in writing upon the means of transmission and the method of identification for such instructions;

         (ii) the Custodian has not been notified by the Trust to cease to recognize such means and methods; and

         (iii) such means and methods have in fact been used.

         (d) If the Trust should choose to have dial-up or other means of direct access to the Custodian's accounting system for Securities in custodial accounts, the Custodian is also authorized to rely and act upon any instructions received by the Custodian through the terminal device, regardless of whether such instructions shall in fact have been given or authorized by the Trust, provided that such instructions are accompanied by passwords which have been mutually agreed to in writing by the Custodian and the Trust and the Custodian has not been notified by the Trust to cease recognizing such passwords.

         When dial-up or other direct means of access to the Custodian's accounting system for cash or Securities is utilized, the Trust agrees to indemnify the Custodian and hold it harmless from and against any and all liabilities, losses, damages, costs, reasonable counsel fees, and other reasonable expenses of every nature suffered or incurred by the Custodian by reason of or in connection with the improper use, unauthorized use and misuse by the Trust or its employees of any terminal device with access to the Custodian's accounting system for cash or Securities in custodial accounts, unless such losses, damages, etc., result from negligent or wrongful acts of the Custodian, its employees or agents.

SECTION 4.  RECEIPT AND DISBURSEMENT OF MONEY

         (a) The Custodian shall open and maintain a separate Account with respect to each Fund, subject to debit only by a draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in each Account, subject to the provisions hereof, all cash received by it from or for the Account of the applicable Fund.

         (b) With respect to the Account of each Fund, the Custodian shall make payment of cash to the Account or shall debit the Account only:

         (i) for the purchase of Securities for the portfolio of the Fund upon the delivery of such Securities to the Custodian;

         (ii) for payments in connection with the conversion, exchange or surrender of Securities owned or subscribed to by the Fund held by or to be delivered to the Custodian;

         (iii) for payments in connection with the return of the cash collateral received in connection with Securities loaned by the Fund;

         (iv) for payments in connection with futures contracts positions held by the Fund;

         (v) for payments of interest, dividends, taxes and in connection with rights offerings; or

         (vi) for other proper Fund purposes.

         All Securities accepted in connection with the purchase of such Securities, if (a) usual in the course of local market practice or (b) specifically required in instructions from the Fund, shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issue due the purchaser.

         (c) Except as hereinafter provided, the Custodian shall make any payment for which it receives direction from an Authorized Person so long as such direction is (A) in writing (or is a facsimile transmission of a written direction), (B) electronically transmitted to the Custodian as provided in
Section 3 or (C) orally when written or electronic directions cannot reasonably be given within the relevant time period, when the person giving the direction is known to the Custodian's employee and when the person giving such direction
(i) assures the Custodian that the directions will be confirmed in writing by an Authorized Person within twenty-four (24) hours and (ii) states that such payment is for a purpose permitted under the terms of this subsection.

         (d) All funds received by the Custodian in connection with the sale, transfer, exchange or loan of Securities will be credited to the applicable Account in immediately available funds as soon as reasonably possible on the date such received funds are immediately available. Payments for purchase of Securities for an Account made in immediately available funds will be charged against the Account on the day of delivery of such Securities and all other payments will be charged on the business day after the day of delivery.

         (i) The Custodian is hereby authorized and required to (A) collect on a timely basis all income and other payments with respect to Securities held hereunder to which a Fund shall be entitled either by law or pursuant to custom in the securities business, and to credit such income to the Account, (B) detach and present for payment all coupons and other income items requiring presentation as and when they become due, (C) collect interest when due on Securities held hereunder, and
         (D) endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

         (ii) If the Custodian agrees to advance cash or Securities of the Custodian for delivery on behalf of a Fund to a third party, any property received by the Custodian on behalf of the Fund in respect of such delivery shall serve as security for the Fund's obligation to repay such advance until such time as such advance is repaid, and, in the case where such advance is extended for the purchase of Securities which constitute "margin stock" under Regulation U of the Board of Governors of the Federal Reserve System, such additional Securities of the Fund, as shall be necessary for the Custodian, in the Custodian's reasonable determination, to be in compliance with such Regulation U also shall constitute security for the Fund's obligation to repay such advance. Each Fund hereby grants the Custodian a security interest in such property of the Fund to secure such advance and agrees to repay such advance promptly without demand from the Custodian (and in any event, as soon as reasonably practicable following any demand by the Custodian), unless otherwise agreed by both parties. Should a Fund fail to repay such advance as required, the Custodian shall be entitled immediately to apply such security to the extent necessary to obtain repayment of the advance, subject, in the case of a Fund's failure to make prompt repayment without demand, to prior notice to the Fund.

SECTION 5.  RECEIPT OF SECURITIES

         (a) The Custodian shall hold in each Fund's Account, segregated at all times from those of any other persons, firms or corporations (including the Accounts of other Funds), pursuant to the provisions hereof, all Securities received by it from or for the account of the applicable Fund. All such Securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the applicable Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any of the Securities and cash, except pursuant to the directive of the applicable Fund and only for the account of the Fund as set forth in Section 7 of this Agreement.

         (b) The Trust hereby authorizes the Custodian to deposit assets of the Funds of the Trust as follows:

         (i) deposit with the Custodian or any opther bank licensed and examined by the United States or any state thereof;

         (ii)  deposit  in  the  Custodian's   account(s)  with  any  Securities
         Depository all or any part of the Securities as may from time to time be held for the Trust; and

         (iii) deposit Book-Entry Securities belonging to the Funds in a Book-Entry Account maintained for the Custodian by a Federal Reserve Bank.

So long as any deposit referred to in (ii) or (iii) above is maintained for the Trust, the Custodian shall:

         (A) deposit the Securities in an account that includes only assets held by it for customers;

         (B) with respect to Securities of the Trust transferred to the account, identify as belonging to the Trust a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or shown on the Custodian's account on the books of the Securities Depository, the Book-Entry System, or the Custodian's agent;

         (C) promptly send to the Trust all reports the Custodian receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and

         (D) send to the Trust such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Trust may reasonably request from time to time.

The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Trust may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any loss or damage suffered by the Trust as a result of the Custodian's use of the Securities Depository or Book-Entry account if and to the extent that the Trust has not been made whole for any such loss or damage.

SECTION 6.  FOREIGN SUBCUSTODIANS AND OTHER AGENTS

         (a) In the event the Custodian places Securities, pursuant to this Agreement, with any foreign subcustodian, the Custodian agrees that it shall place such Securities only with those foreign subcustodians which either are "eligible foreign custodians" as defined in Rule 17f-5 under the 1940 Act, or with respect to which exemptive relief has been granted by the U. S. Securities and Exchange Commission from the requirements of Section 17(f).

         The Custodian agrees further that in placing Securities with any such foreign subcustodian, it will enter into a written subcustodian agreement which shall provide that: (i) the Custodian will be adequately indemnified and the Securities so placed adequately insured in the event of loss, as provided in subsection 6(b); (ii) the Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign subcustodian or its creditors (except any claim for payment for the services provided by such subcustodian and any related expenses; provided, however that the Custodian shall use its best efforts promptly to release any such right, charge, security interest, lien or claim on the assets, except to the extent such right, charge, security interest, lien or claim arises with respect to a special request or requirement by the Fund for services the cost of which and the expenses incurred in connection with which the Fund has not paid or has declined to pay, it being agreed and understood that, in the ordinary course, all payments for usual and routine services rendered and expenses incurred by a subcustodian shall be the obligation of the Custodian); (iii) beneficial ownership of the Securities will be freely transferable without payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Securities as belonging to the Funds of the Trust; (v) the Custodian's independent public accountants will be given access to those records or the confirmation of the contents of those records; and (vi) the Custodian will receive periodic reports with respect to the safekeeping of the Securities, including, but not necessarily limited to, notification of any transfer to or from the Accounts.

         (b) In addition to the indemnities included in Section 13 hereof, the Custodian agrees that the Custodian shall be liable to the Trust for any loss which shall occur as a result of the failure of a subcustodian as listed in Attachment B hereto to exercise reasonable care with respect to the safekeeping of the Securities and cash of the Trust to the same extent that the Custodian would be liable to the Trust if the Custodian were holding such Securities or cash in NewYork.

         (c) With respect to any Securities to be placed with foreign subcustodians pursuant to this section, the Custodian represents and warrants that during the term of this Agreement it will carry a Bankers Blanket Bond or similar insurance for losses incurred as a result of such sub-custodial arrangements.

         (d) The Trust authorizes the Custodian to release any and all information regarding Securities placed with foreign subcustodians hereunder as may be required by court order of a court of competent jurisdiction.

         (e) So long as Rule 17f-5 under the 1940 Act so requires the Trust's Board of Trustees or Funds's investment adviser to review or monitor the Custodian's global custody network, the Custodian shall (a) furnish annually to the Trust information concerning the foreign sub-custodians employed by the Custodian similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Agreement; (b) promptly inform the Trust in the event that the custodian learns of (i) a material adverse change in the financial condition of a foreign sub-custodian, (ii) any material loss of the assets of a Fund or (iii) a foreign sub-custodian not the subject of an exemptive order from the U.S. Securities and Exchange Commission ceasing, or becoming likely to cease, to meet applicable minimum shareholders' equity requirements.

SECTION 7.  TRANSFER, EXCHANGE AND REDELIVERY OF SECURITIES

         The Custodian (or a subcustodian or any other agent of the Custodian) shall have sole power to release or deliver any Securities of a Fund held by the Custodian (or such subcustodian or agent) pursuant to this Agreement. The Custodian agrees (and will obtain an undertaking from each subcustodian or other agent) that Securities held by the Custodian (or by a subcustodian or other agent of the Custodian) will be transferred, exchanged or delivered only:

         (i) for sales of Securities for the account of the Fund in accordance with (A) "New York Street Practice", (B) predominant established practice in the relevant local market, or (C) specific instructions from the Fund;

         (ii) when Securities are called, redeemed or retired or otherwise become payable;

         (iii) for examination by any broker selling any such Securities in accordance with "street delivery" custom or other relevant local market practice;

         (iv) in exchange for or upon conversion into other  Securities  whether
         pursuant  to  any  plan  of  merger,   consolidation,   reorganization,
         recapitalization or readjustment, or otherwise;

         (v) upon conversion of such Securities pursuant to their terms into other Securities;

         (vi) upon exercise of subscription, purchase or other similar rights represented by such Securities pursuant to their terms;

         (vii) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

         (viii)   for the purpose of tendering Securities;

         (ix)     for the purpose of delivering Securities lent by the Fund;

         (x) for purposes of delivering collateral upon redelivery of Securities lent or for purposes of delivering excess collateral; or

         (xi) for other proper Fund purposes.

As to any deliveries  made by the Custodian  pursuant to items (ii),  (iv), (v),
(vi), (vii), (ix), (x) and (xi), Securities in exchange therefor shall be deliverable to the Custodian (or a subcustodian or other agent of the Custodian). The Custodian may rely upon any written, electronic or oral instructions or an Officers' Certificate relating thereto as provided for in Sections 3 and 4 hereof.

SECTION 8.  THE CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

         Unless and until the Custodian receives instructions to the contrary, the Custodian (or a subcustodian or other agent of the Custodian) shall:

         (i) present for payment all coupons and other income items held by it for the account of each Fund which call for payment upon presentation and hold the cash received by it upon such payment in the applicable Account;

         (ii) collect interest and cash dividends and other distributions, provide notice to the Fund of receipts, and deposit to the Account;

         (iii) hold for the account of the Fund all stock dividends, rights and similar Securities issued with respect to any Securities held by the Custodian under the terms of this Agreement;

         (iv) execute as agent on behalf of the Fund all necessary ownership certificates required by the United States Internal Revenue Code of 1986, as amended, the Income Tax Regulations of the United States Treasury Department, the laws of any State or territory of the United States, or, in the case of Securities held through foreign subcustodians, the laws of the jurisdiction in which such Securities are held, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the Securities covered thereby, to the extent it may lawfully do so;

         (v) use its best efforts, in cooperation with the Fund, to file such forms, certificates and other documents as may be required to comply with all applicable laws and regulations relating to withholding taxation applicable to the Securities; and

         (vi) use its best efforts to assist the Fund in obtaining any refund of local taxes to which the Fund may have a reasonable claim.

The Trust agrees to furnish to the Custodian such information and to execute such forms and other documents as the Custodian may reasonably request or as otherwise may be reasonably necessary in connection with the Custodian's performance of its obligations under clauses (v) and (vi).

SECTION 9.  REGISTRATION OF SECURITIES

         (a) Except as otherwise directed by an Officers' Certificate, the Custodian shall register all Securities, except such as are in bearer form, in the name of the Trust or the applicable Fund or a registered nominee of the Trust or the Fund or a registered nominee of the Custodian or a subcustodian. Securities deposited with a Securities Depository or with a foreign subcustodian permitted under Section 6 may be registered in the nominee name of the Securities Depository or such foreign subcustodian. The Custodian shall execute and deliver all such certificates in connection therewith as may be required by the applicable provisions of the United States Internal Revenue Code fo 1986, as amended, the Income Tax Regulations of the United States Treasury Department, the laws of any State or territory of the United States, or, in the case of Securities placed with foreign subcustodians, the laws of the jurisdiction in which such Securities are held. The Custodian shall maintain such books and records as may be necessary to identify the specific Securities held by it hereunder at all times.

         (b) The Trust shall from time to time furnish the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Securities which it may hold for the account of a Fund and which may from time to time be registered in the name of a Fund.

SECTION 10.  VOTING AND OTHER ACTION

         Neither the Custodian nor any nominee of the Custodian or of DTC shall vote any of the Securities held hereunder by or for the account of a Fund except in accordance with the instructions contained in an Officers' Certificate.

         The Custodian shall deliver or have delivered to the Trust all notices, proxies and proxy soliciting materials with relation to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of a Fund), but without indicating the manner in which such proxies are to be voted.

         With respect to Securities deposited with a Securities Depository or a foreign subcustodian, as provided for in Section 6 hereof, that may be registered in the nominee name of the Securities Depository or the foreign subcustodian, the Custodian shall request that the nominee shall not vote any of such deposited Securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto unless instructed to do so by the Custodian following receipt by the Custodian of an Officers' Certificate.

SECTION 11.  TRANSFER TAX AND OTHER DISBURSEMENTS

         The Trust, on behalf of each Fund, shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of Securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement, as required by U.S. law or the laws of the jurisdiction in which the Securities are held, as the case may be.

         The Custodian shall execute and deliver such certificates in connection with Securities delivered to it or by it under this Agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such Securities.

SECTION 12.  COMPENSATION AND THE CUSTODIAN'S EXPENSES

         The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

SECTION 13.  INDEMNIFICATION

         The Trust, on behalf of each Fund, agrees to indemnify and hold harmless the Custodian and its employees, agents and nominee from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys' fees) incurred or assessed against them in connection with the performance of the Agreement, except such as may arise from their own negligent action, negligent failure to act or willful misconduct. The Custodian agrees to indemnify and hold harmless the Trust and its trustees, officers, employees, and agents from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys fees) incurred or assessed against the Trust in connection with the performance of the Agreement, which may arise from negligent action, negligent failure to act or willful misconduct on the part of the Custodian. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of a Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

         Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will not relieve it from any liability hereunder as to the particular item for which indemnification is then being sought, unless such omission is a result of the failure to exercise reasonable care on the part of the indemnified party. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

SECTION 14.  MAINTENANCE OF RECORDS

         The Custodian will maintain records with respect to each Fund, including general ledgers, portfolio ledgers, subsidiary ledgers, if any, appropriate journals or other records reflecting (i) Securities maintained in the portfolio of a Fund, (ii) Securities borrowed, loaned or collateralizing obligations of a Fund, (iii) monies borrowed and monies loaned (together with a record of the collateral thereto and substitutions of such collateral), (iv) dividends and interest received, and (v) dividends receivable and interest accrued, in compliance with the rules and regulations of the 1940 Act, where applicable.

SECTION 15.  REPORTS BY THE CUSTODIAN

         The Custodian will furnish to the Trust at the end of every month, and at the close of each quarter of a Fund's fiscal year, a list of the portfolio Securities and the aggregate amount of cash in each Account and will assist in the preparation of the financial data for the N-SAR annual report to be filed on behalf of a Fund.

         The Custodian shall furnish the Trust with such other reports concerning transactions in the Accounts and/or the Securities as may be agreed upon from time to time. The books and records of the Custodian pertaining to its actions under this Agreement shall be kept and preserved by the Custodian in the manner and, in accordance with applicable rules and regulations under the 1940 Act, and shall be open to inspection and audit at reasonable times and upon reasonable notice to the Custodian, by officers of any auditors employed by the Trust (and such other persons as the Trust may designate from time to time). All such books and records shall be the property of the Trust and the Custodian shall forthwith upon the Trust's request, turn over to the Trust and cease to retain in its files, records and documents created and maintained by the Custodian pursuant to this Agreement, except that the Custodian may maintain copies of any such files, records and documents to the extent needed for its protection.

SECTION 16.  FUND VALUATION -- INTENTIONALLY LEFT BLANK

SECTION 17.  TERMINATION AND ASSIGNMENT

         (a) This agreement may be terminated with respect to one or more Funds by the Trust or by the Custodian, immediately upon written notice from the Trust or the Custodian, as applicable, to the other party, if the other party fails materially to perform its obligations hereunder, and may otherwise be terminated by the Trust or by the Custodian on sixty (60) days' notice, given in writing and sent by registered mail to the Custodian or the Trust as the case may be. Upon termination of this Agreement, the Custodian shall deliver the Securities and cash in the Account of the Funds for which this Agreement has been terminated to the Trust as is designated in writing by the Trust and, in the absence of such a designation may, but shall not be obligated to, deliver them to a bank or trust company of the Custodian's own selection having an aggregate capital, surplus and undivided profits as shown by its last published report of not less than 50 million dollars ($50,000,000), the Securities and cash to be held by such bank or trust company for the benefit of the Trust under terms similar to those of this Agreement, and the Trust shall be obligated to pay to such transferee the then current rates of such transferee for services rendered by it. The Custodian may decline, however, to transfer such amount of such Securities equivalent to all fees and other sums owing by the applicable Fund to the Custodian, and the Custodian shall have a charge against and security interest in such amount until all monies owing to it have been paid or escrowed to its satisfaction.

         (b) This Agreement may not be assigned by the Custodian without the consent of the Trust, authorized or approved by a resolution of the Trust's Board of Trustees.

SECTION 18.  FORCE MAJEURE

         The Custodian shall not be liable or accountable for any loss or damage resulting from any condition or event beyond its reasonable control; provided, however, that the Custodian shall promptly use its best efforts to mitigate any such loss or damage to the Trust or a Fund as a result of any such condition or event. For the purposes of the foregoing, the actions or inactions of the Custodian's subcustodians and other agents shall not be deemed to be beyond the reasonable control of the Custodian. In connection with the foregoing, the Custodian agrees (and agrees that it will use its best efforts to obtain the undertaking of its subcustodians and other agents to the effect) that the Custodian (and/or such subcustodian or agent) shall maintain such alternate power sources for computer and related systems and alternate channels for electronic communication with such computers and related systems that the failure of the primary power source and/or communications channel of the Custodian (and/or its subcustodians or other agents) will not foreseeably result in any loss or damage to the Trust or any Fund.

SECTION 19.  THIRD PARTIES

         This Agreement shall be binding upon and the benefits hereof shall inure to the parties hereto and their respective successors and assigns. However, nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

SECTION 20.  AMENDMENTS

         The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever, except by written instrument signed by both of the parties hereto.

SECTION 21.  GOVERNING LAW

         This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

SECTION 22.  COUNTERPARTS

         This agreement may be executed in several counterparts, each of which is an original.

SECTION 23.  ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

SECTION 24.  NOTICES

         All notices provided for herein shall be in writing and shall become effective when deposited in the United States mail, postage prepaid and certified, addressed

         (i)      if to the Custodian, at:           200 Clarendon Street
                                                     16th Floor
                                                     Boston, MA 02116

         (ii)     if to the Trust, at:               Two Portland Square
                                                     Portland, Maine 04101
                                                     Attention:  Secretary

or to such other address as either party may notify the other in writing.

         A copy of the Trust Instrument of the Trust has been delivered to the Custodian is on file with the Secretary of the Trust and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and the obligations of this instrument are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon assets and property of the applicable Fund of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                          FORUM FUNDS


                                          By:      /s/ Leslie K. Klenk
                                             ----------------------------------
                                                   Leslie K. Klenk, Secretary

                                          INVESTORS BANK & TRUST COMPANY


                                          By:      /s/ Martin J. Sullivan
                                             ----------------------------------
                                          Name:    Martin J. Sullivan
                                          Title:   Senior Director

                               CUSTODIAN AGREEMENT
                                   FORUM FUNDS

                                   APPENDIX A
                               FUNDS OF THE TRUST

(A)      MONEY MARKET FUNDS
         Daily Assets Treasury Fund
         Daily Assets Treasury Obligations Fund
         Daily Assets Government Fund
         Daily Assets Cash Fund
         Daily Assets Municipal Fund

(B)      FORUM FIXED INCOME FUNDS
         Investors High Grade Bond Fund
         Investors Bond Fund
         TaxSaver Bond Fund
         Maine Municipal Bond Fund
         New Hampshire Bond Fund

(C)      EQUITY FUNDS
         Austin Global Equity Fund
         Emerging Markets Fund
         Equity Index Fund
         International Equity Fund
         Investors Equity Fund
         Investors Growth Fund
         Oak Hall Small Cap Contrarian Fund
         Payson Value Fund
         Payson Balanced Fund
         Polaris Global Value Fund
         Quadra Growth Fund
         Small Company Opportunities Fund

                               CUSTODIAN AGREEMENT
                                   FORUM FUNDS

                                   APPENDIX B
                 SUBCUSTODIANS FOR WHICH THE CUSTODIAN IS LIABLE

COUNTRY                                   SUBCUSTODIAN

Australia                                 National Australia Bank
Austria                                   Creditanstalt AG
Belgium                                   Paribas Brussels
Canada                                    Royal Bank of Canada
Colombia                                  Cititrust Colombia S.A.
Denmark                                   Unibank A.S.
Finland                                   Cedel/Agent Merita Bank, Helsinki
France                                    Paribas
Germany                                   Paribas Frankfurt
Greece                                    Paribas Greece
Hong Kong                                 Standard Chartered Bank, Hong Kong
Hungary                                   Citibank Budapest Rt
Indonesia                                 Standard Chartered Bank, Jakarta
Ireland                                   Bank of Ireland Securities Services, Dublin
Italy                                     Paribas Milan
Japan                                     Standard Chartered Bank, Tokyo
Malaysia                                  Standard Chartered Bank Malaysia Berhad
Mexico                                    Bancomer, S.A.
Netherlands                               MeesPierson
New Zealand                               National Nominees Limited
Norway                                    Union Bank of Norway
Peru                                      Citibank, N.A. (Peru)
Portugal                                  Banco Espirito Santo e Commercial de Lisbon
Singapore                                 Standard Chartered Bank, Singapore
South Africa                              Standard Bank of South Africa Ltd.
South Korea                               Standard Chartered Bank, Seoul
Spain                                     Paribas Madrid
Sweden                                    Svenska Handelsbanken
Switzerland                               Bank Leu Ltd.
Transnational                             Cedel, S.A.
United Kingdom                            Midland Bank
                                                       FIRST CHICAGO CLEARING CENTRE
United States                             Investors Bank & Trust Company

COUNTRY                                   SUBCUSTODIAN
Venezuela                                 Citibank, N.A. (Caracas)
Argentina, Brazil, Chile, and Uruguay     Bank Boston, N.A.